UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2006

STAR METRO CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As used in this current report, the terms “we”, “us” and “our” refer to Star Metro Corp.

On January 5, 2007, we entered into a share exchange agreement with Roots Biopack Group Limited (“Roots”) and its stockholders Good Value Galaxy Limited, Joyful Services Ltd., Legend View Holdings Ltd. and Erich Muller Holding AG (the “Stockholders”), and Ricky Chiu (“Chiu”) and Eddie Chou (“Chou”). Both Chiu and Chou are members of our Board of Directors and holders of common shares in the capital of our company. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the 100 issued and outstanding shares of common stock in the capital of Roots in exchange for the issuance by our company of 90,000,000 shares of common stock in the capital of our company to the Stockholders on the basis of 900,000 common shares of our company for every one common share of Roots. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

2

Also in the share exchange agreement, Chiu has agreed to transfer 10,500,000 shares of common stock of our company currently held by him to the Stockholders, pro-rata as set forth in the share exchange agreement, and Chou has agreed to transfer 7,500,000 shares of common stock of our company currently held by him to the Stockholders, pro-rata as set forth in the share exchange agreement.

Roots is a company incorporated in the British Virgin Islands that uses agricultural wastes and residues to produce hygienic, environmentally friendly biodegradable food containers and packaging products.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of a number of conditions including:

(a)	that the representations and warranties of Roots and the Stockholders contained in the share exchange agreement are true and correct in all respects at the closing date;
(b)	receipt of duly executed copies of third-party consents and approvals as contemplated by the share exchange agreement;
(c)	reasonable satisfaction with each party’s respective due diligence investigation of each other;
(d)

receipt and approval by our company of financial statements for the two most recently completed financial years of Roots, prepared by Roots’ accountants and audited by Roots’ Auditors in accordance with U.S. GAAS and GAAP;

(e)	that Chou and Chiu, respectively, will have each converted certain debt held by them to common shares of our company at a conversion price of $0.80 per common share.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 30, 2006, we cancelled all of the 12,000,000 shares of common stock then held by Glory Team Industrial Limited in the capital of our company pursuant to an agreement dated November 13, 2006. This Agreement was filed with the Securities and Exchange Commission on November 17, 2006 as an exhibit to a Form 8-K filed on that date.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement dated January 5, 2007, among our company, Roots, the Stockholders, Chou and Chiu as set out in the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR METRO CORP.

By: /s/ Ricky Chiu

Ricky Chiu

Chief Executive Officer and a Director

Dated: January 10, 2007

CW1020478.1